SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2005

VENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

VENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

Increase in Compensation of an Independent Director

Effective June 15, 2005, Ventiv Health, Inc. (the “Company”) increased the annual compensation payable to Per Lofberg, an independent director of the Company and chairman of the Compensation Committee, from $85,000 per annum to $125,000 per annum. Mr. Lofberg cannot receive equity compensation pursuant to his current employment agreement with his principal employer.

Independent Director Equity Awards

Effective June 15, 2005, the Company awarded 20,000 shares of restricted stock to each of its non-employee directors, except for Per Lofberg as described above, and vesting over four years. This award level was determined with input from the Company’s compensation consultant and takes into account that non-employee directors, other than Mark Jennings, who joined the Board of Directors in February 2005, have not received any equity compensation since December 2002. The restricted stock award to Mr. Jennings replaces a 25,000 share option grant that Mr. Jennings received at the time he joined the Board of Directors.

Restricted Stock Agreement

The Company’s current form of restricted stock award agreement for executive officers is filed herewith.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 15, 2005, the Board of Directors of the Company adopted amended and restated by-laws (the “Amended and Restated By-Laws”). The Amended and Restated By-Laws amended the Company’s by-laws to update the description therein of the Company’s officers as follows: references to “Co-Chairpersons” were replaced by references to the “Chairman”; references to the “President” were replaced with references to the “Chief Executive Officer” (with the office of President being recognized as an additional office permitted to be filled by the Board; in some instances authority over a specified matter was vested in both the Chief Executive Officer and the President); the prior descriptions of the duties of the President and the Chief Executive Officer were combined; provision was made for the election of a Chief Financial Officer; descriptions of the duties of the Chief Financial Officer and the President, if any, were added; and references to the “Chief Operating Officer” were replaced with references to the “President. In addition, authority was vested in the Chief Executive Officer and the Chief Financial Officer (in addition to other officers having such authority) to receive director resignations, and a provision allowing a director meeting to be chaired, in the absence of the Chairman and the Chief Executive Officer, by the most senior officer of the Company serving as a director, rather than by any Vice President of the Company serving as a director, was added. (No officer of the Company other than the Chief Executive Officer currently serves on the Company’s Board of Directors.)

The Amended and Restated By-Laws also incorporate a number of previously disclosed amendments that were adopted prior to August 23, 2004.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.2  Amended and Restated By-Laws

Exhibit 10.4.4     Form of Restricted Stock Award Agreement (Directors)

Exhibit 10.4.5          Form of Restricted Stock Award Agreement (Executive Officers)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTIV HEALTH, INC.

By: /s/ Eran Broshy -------------------------------------------- Date: June 21, 2005 Name: Eran Broshy Title: Chief Executive Officer